Exhibit 99.1

Motorola Solutions Reports Third-Quarter 2018 Financial Results
Company raises full-year earnings outlook

•	Sales of $1.9 billion, up 13 percent

•	Backlog of $9.5 billion, up $572 million or 6 percent from a year ago

•	Generated $338 million of operating cash flow, up 25 percent

•	GAAP earnings per share (EPS) of $1.43, up 14 percent

•	Non-GAAP EPS* of $1.94, up 27 percent

CHICAGO – Nov. 1, 2018 – Motorola Solutions, Inc. (NYSE: MSI) today reported its earnings results for the third quarter of 2018. Click here for a printable news release and financial tables.

"Q3 was another strong quarter of revenue and earnings growth,” said Greg Brown, chairman and CEO of Motorola Solutions. “Our overall business performance, along with our record Q3 backlog, provides solid momentum moving forward.”

KEY FINANCIAL RESULTS (presented in millions, except per share data and percentages)

	Q3 2018	Q3 2017	% Change
Sales	$1,862	$1,645	13%
GAAP
Operating Earnings	$294	$347	(15)%
% of Sales	15.8%	21.1%
EPS	$1.43	$1.25	14%
Non-GAAP
Operating Earnings	$452	$412	10%
% of Sales	24.3%	25.0%
EPS	$1.94	$1.53	27%
Products and Systems Integration Segment
Sales	$1,288	$1,174	10%
GAAP Operating Earnings	$183	$266	(31)%
% of Sales	14.2%	22.7%
Non-GAAP Operating Earnings	$276	$285	(3)%
% of Sales	21.4%	24.3%
Services and Software Segment
Sales	$574	$471	22%
GAAP Operating Earnings	$111	$81	37%
% of Sales	19.3%	17.2%
Non-GAAP Operating Earnings	$176	$127	39%
% of Sales	30.7%	27.0%

*Non-GAAP financial information excludes the after-tax impact of approximately $0.51 per diluted share related to share-based compensation, intangible assets amortization expense and highlighted items. Details on these non-GAAP adjustments and the use of non-GAAP measures are included later in this news release.

OTHER SELECTED FINANCIAL RESULTS

•
Revenue - Sales increased $217 million, or 13 percent from the year-ago quarter, driven by growth in the Americas and EMEA. Approximately $145 million of revenue growth was related to acquisitions, and $19 million was related to the adoption of accounting standard ASC 606. The Products and Systems Integration segment grew 10 percent driven by the Americas and EMEA. The Services and Software segment grew 22 percent with growth in all regions.

•
Operating margin - GAAP operating margin was 15.8 percent of sales, compared with 21.1 percent in the year-ago quarter. The decline was primarily due to higher operating expenses related to acquisitions and an increase to an existing environmental reserve related to a legacy business, partially offset by higher gross margins in Services and Software. Non-GAAP operating margin was 24.3 percent of sales, compared with 25.0 percent in the year-ago quarter due to higher operating expenses related to acquisitions partially offset by higher sales and favorable gross margin mix.

•
Taxes - The GAAP effective tax rate was 8 percent, compared with 26 percent in the year-ago quarter. The Non-GAAP effective tax rate was 18 percent compared with 30 percent in the year-ago quarter. Both the GAAP and Non-GAAP tax rates were favorably affected by the recognition of U.S. federal return to provision adjustments and the tax benefits related to share-based compensation; however, certain return to provision benefits that relate to the Tax Cuts and Jobs Act of 2017 were excluded from the Non-GAAP tax rate.

•
Cash flow - Operating cash flow was $338 million, compared with $270 million of operating cash generated in the year-ago quarter. Free cash flow[1] was $292 million, compared with $185 million of free cash flow generated in the year-ago quarter. Cash flow for the quarter increased on higher earnings, improved working capital and lower capital expenditures.

•
Capital allocation - The company paid $84 million in cash dividends. From a debt perspective, the company repaid the remaining $300 million on the revolving credit facility ahead of schedule; $200 million was repaid during the quarter, and $100 million was repaid subsequent to the quarter-end. The company also repurchased 20% of the Silver Lake convertible note for $369 million; the $200 million of principal was repaid with new senior unsecured debt and the $169 million premium was paid in cash.

•
Backlog - The company ended the quarter with backlog of $9.5 billion, up $572 million from the year-ago quarter. Products and Systems Integration segment backlog was up 9 percent or $277 million, and Services and Software was up 5 percent or $295 million. Land mobile radio demand led by the Americas continues to drive backlog growth.

KEY HIGHLIGHTS
Services and Software wins

•	$19 million digital evidence management solution contract for the city of Las Vegas

•	$18 million computer aided dispatch (CAD) & mobile records contract for Chesterfield County, Virginia

•	$17 million multi-year services contract for Petrobras (Brazil)

Products and Systems Integration wins

•	$50+ million Tetra system upgrade in Europe

•	$21 million P25 system and device upgrade for city of Indianapolis and Marion County, Indiana

•	$15 million P25 device order for city of Austin, Texas

•	$12 million P25 system order for city of Augusta, Georgia

BUSINESS OUTLOOK

•
Fourth-quarter 2018 - Motorola Solutions expects revenue growth of approximately 13.5 percent compared with the fourth quarter of 2017. The company expects non-GAAP earnings in the range of $2.50 to $2.55 per share. This assumes current foreign exchange rates, approximately 173 million fully diluted shares and a 25 percent effective tax rate.

•
Full-year 2018 - The company continues to expect revenue growth of approximately 14.5 percent, and now expects non-GAAP earnings per share in the range of $7.00 to $7.05, up from the prior guidance of $6.79 to $6.89. This assumes current foreign exchange rates, approximately 172 million fully diluted shares and a 22.5 percent effective tax rate.

CONFERENCE CALL AND WEBCAST Motorola Solutions will host its quarterly conference call beginning at 4 p.m. U.S. Central Daylight Time (5 p.m. U.S. Eastern Daylight Time) on Thursday, Nov. 1. The conference call will be webcast live at www.motorolasolutions.com/investor.

CONSOLIDATED GAAP RESULTS (presented in millions, except per share data)
A comparison of results from operations is as follows:

	Q3 2018	Q3 2017
Net sales	$1,862	$1,645
Gross margin	901	794
Operating earnings	294	347
Amounts attributable to Motorola Solutions, Inc. common stockholders
Net earnings	247	212
Diluted EPS	$1.43	$1.25
Weighted average diluted common shares outstanding	172.6	169.0

HIGHLIGHTED ITEMS AND SHARE-BASED COMPENSATION EXPENSE
The table below includes highlighted items, share-based compensation expense and intangible amortization for the third quarter of 2018.

(per diluted common share)	Q3 2018

GAAP Earnings	$1.43
Highlighted Items:
Share-based compensation expense	$0.08
Reorganization of business charges	0.11
Intangibles amortization expense	0.21
Avigilon purchase accounting adjustment	0.04
Gain from the extinguishment of convertible debt	(0.03)
Fair value adjustments to equity investments	(0.03)
Loss on legal settlement	0.01
Environmental reserve expense	0.25
Sale of investments	(0.03)
Return-to-provision adjustments as related to federal tax reform	(0.10)

Non-GAAP Diluted EPS	$1.94

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the GAAP results included in this presentation, Motorola Solutions also has included non-GAAP measurements of results. The company has provided these non-GAAP measurements to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses these operating results, excluding the identified items, to evaluate performance of the businesses and to evaluate results relative to certain incentive compensation targets. Management uses operating results excluding these items because it believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the company compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Highlighted items: The company has excluded the effects of highlighted items including, but not limited to, acquisition-related transaction costs, tangible and intangible asset impairments, restructuring charges, non-cash pension adjustments, significant litigation and other contingencies, significant gains and losses on investments, and the income tax effects of significant tax matters, from its non-GAAP operating expenses and net income measurements because the company believes that these historical items do not reflect expected future operating earnings or expenses and do not contribute to a meaningful evaluation of the company's current operating performance or comparisons to the company's past operating performance. For the purposes of management's internal analysis over operating performance, the company uses financial statements that exclude highlighted items, as these charges do not contribute to a meaningful evaluation of the company's current operating performance or comparisons to the company's past operating performance.

Share-based compensation expense: The company has excluded share-based compensation expense from its non-GAAP operating expenses and net income measurements. Although share-based compensation is a key incentive offered to the company’s employees and the company believes such compensation contributed to the revenue earned during the periods presented and also believes it will contribute to the generation of future period revenues, the company continues to evaluate its performance excluding share-based compensation expense primarily because it represents a significant non-cash expense. Share-based compensation expense will recur in future periods.

Intangible assets amortization expense: The company has excluded intangible assets amortization expense from its non-GAAP operating expenses and net earnings measurements, primarily because it represents a non-cash expense and because the company evaluates its performance excluding intangible assets amortization expense. Amortization of intangible assets is consistent in amount and frequency but is significantly affected by the timing and size of the company’s acquisitions. Investors should note that the use of intangible assets contributed to the company’s revenues earned during the periods presented and will contribute to the company’s future period revenues as well. Intangible assets amortization expense will recur in future periods.

Details of the above items and reconciliations of the non-GAAP measurements to the corresponding GAAP measurements can be found at the end of this press release.

BUSINESS RISKS

This news release contains "forward-looking statements" within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,”

“intends,” “anticipates,” “estimates” and similar expressions. The company can give no assurance that any actual or future results or events discussed in these statements will be achieved. Any forward-looking statements represent the company’s views only as of today and should not be relied upon as representing the company’s views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause the company’s actual results to differ materially from the statements contained in this release. Such forward-looking statements include, but are not limited to, Motorola Solutions’ financial outlook for the fourth quarter and full year of 2018. Motorola Solutions cautions the reader that the risk factors below, as well as those on pages 8 through 20 in Item 1A of Motorola Solutions’ 2017 Annual Report on Form 10-K and in its other SEC filings available for free on the SEC’s website at www.sec.gov and on Motorola Solutions’ website at www.motorolasolutions.com, could cause Motorola Solutions’ actual results to differ materially from those estimated or predicted in the forward-looking statements. Many of these risks and uncertainties cannot be controlled by Motorola Solutions, and factors that may impact forward-looking statements include, but are not limited to: (1) the economic outlook for the government communications industry; (2) the impact of foreign currency fluctuations on the company; (3) the level of demand for the company's products; (4) the company's ability to refresh existing and introduce new products and technologies in a timely manner; (5) exposure under large systems and managed services contracts, including risks related to the fact that certain customers require that the company build, own and operate their systems, often over a multi-year period; (6) negative impact on the company's business from global economic and political conditions, which may include: (i) continued deferment or cancellation of purchase orders by customers; (ii) the inability of customers to obtain financing for purchases of the company's products; (iii) increased demand to provide vendor financing to customers; (iv) increased financial pressures on third-party dealers, distributors and retailers; (v) the viability of the company's suppliers that may no longer have access to necessary financing; (vi) counterparty failures negatively impacting the company’s financial position; (vii) changes in the value of investments held by the company's pension plan and other defined benefit plans, which could impact future required or voluntary pension contributions; and (viii) the company’s ability to access the capital markets on acceptable terms and conditions; (7) the impact of a security breach or other significant disruption in the company’s IT systems, those of its partners or suppliers or those it sells to or operates or maintains for its customers; (8) the outcome of ongoing and future tax matters; (9) the company's ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions and reductions in the company’s purchasing power; (10) risks related to dependence on certain key suppliers, subcontractors, third-party distributors and other representatives; (11) the impact on the company's performance and financial results from strategic acquisitions or divestitures; (12) risks related to the company's manufacturing and business operations in foreign countries; (13) the creditworthiness of the company's customers and distributors, particularly purchasers of large infrastructure systems; (14) the ownership of certain logos, trademarks, trade names and service marks including “MOTOROLA” by Motorola Mobility Holdings, Inc.; (15) variability in income received from licensing the company's intellectual property to others, as well as expenses incurred when the company licenses intellectual property from others; (16) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (17) the impact of the percentage of cash and cash equivalents held outside of the United States; (18) the ability of the company to pay future dividends due to possible adverse market conditions or adverse impacts on the company’s cash flow; (19) the ability of the company to complete acquisitions or repurchase shares under its repurchase program due to possible adverse market conditions or adverse impacts on the company’s cash flow; (20) the impact of changes in governmental policies, laws or regulations; (21) negative consequences from the company's use of third party vendors for various activities, including certain manufacturing operations, information technology and administrative functions; and (22) the company’s ability to settle the par value of its Senior Convertible Notes in cash. Motorola Solutions undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise

DEFINITIONS
1 Free cash flow represents operating cash flow less capital expenditures.

ABOUT MOTOROLA SOLUTIONS
Motorola Solutions (NYSE: MSI) creates innovative, mission-critical communication solutions, including devices, networks, services, software and video, that help public safety and commercial customers build safer cities and thriving communities. For ongoing news, visit www.motorolasolutions.com/newsroom or subscribe to a news feed.

MEDIA CONTACT
Tama McWhinney
Motorola Solutions
+1 847-538-1865
tama.mcwhinney@motorolasolutions.com

INVESTOR CONTACT
Chris Kutsor
Motorola Solutions
+1 847-576-4995
chris.kutsor@motorolasolutions.com

MOTOROLA, MOTOROLA SOLUTIONS and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license. All other trademarks are the property of their respective owners. ©2018 Motorola Solutions, Inc. All rights reserved.

GAAP-1
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Three Months Ended
	September 29, 2018	September 30, 2017
Net sales from products	$1,151	$989
Net sales from services	711	656
Net sales	1,862	1,645
Costs of products sales	516	428
Costs of services sales	445	423
Costs of sales	961	851
Gross margin	901	794
Selling, general and administrative expenses	323	259
Research and development expenditures	158	141
Other charges	80	8
Intangibles amortization	46	39
Operating earnings	294	347
Other income (expense):
Interest expense, net	(59)	(52)
Gains on sales of investments and businesses, net	6	—
Other	29	(9)
Total other expense	(24)	(61)
Net earnings before income taxes	270	286
Income tax expense	22	73
Net earnings	248	213
Less: Earnings attributable to noncontrolling interests	1	1
Net earnings attributable to Motorola Solutions, Inc.	$247	$212
Earnings per common share:
Basic	$1.52	$1.30
Diluted	$1.43	$1.25
Weighted average common shares outstanding:
Basic	162.6	162.3
Diluted	172.6	169.0

	Percentage of Net Sales*
Net sales from products	61.8%	60.1%
Net sales from services	38.2%	39.9%
Net sales	100.0%	100.0%
Costs of products sales	44.8%	43.3%
Costs of services sales	62.6%	64.5%
Costs of sales	51.6%	51.7%
Gross margin	48.4%	48.3%
Selling, general and administrative expenses	17.3%	15.7%
Research and development expenditures	8.5%	8.6%
Other charges	4.3%	0.5%
Intangibles amortization	2.5%	2.4%
Operating earnings	15.8%	21.1%
Other income (expense):
Interest expense, net	(3.2)%	(3.2)%
Gains on sales of investments and businesses, net	0.3%	—%
Other	1.6%	(0.5)%
Total other expense	(1.3)%	(3.7)%
Net earnings before income taxes	14.5%	17.4%
Income tax expense	1.2%	4.4%
Net earnings	13.3%	12.9%
Less: Earnings attributable to noncontrolling interests	0.1%	0.1%
Net earnings attributable to Motorola Solutions, Inc.	13.3%	12.9%
* Percentages may not add up due to rounding

GAAP-2
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Nine Months Ended
	September 29, 2018	September 30, 2017
Net sales from products	$2,993	$2,540
Net sales from services	2,096	1,883
Net sales	5,089	4,423
Costs of products sales	1,383	1,167
Costs of services sales	1,314	1,202
Costs of sales	2,697	2,369
Gross margin	2,392	2,054
Selling, general and administrative expenses	918	760
Research and development expenditures	472	413
Other charges	123	(11)
Intangibles amortization	140	111
Operating earnings	739	781
Other income (expense):
Interest expense, net	(163)	(154)
Gains on sales of investments and businesses, net	16	3
Other	45	(20)
Total other expense	(102)	(171)
Net earnings before income taxes	637	610
Income tax expense	91	188
Net earnings	546	422
Less: Earnings attributable to noncontrolling interests	2	2
Net earnings attributable to Motorola Solutions, Inc.	$544	$420
Earnings per common share:
Basic	$3.36	$2.57
Diluted	$3.17	$2.48
Weighted average common shares outstanding:
Basic	162.0	163.2
Diluted	171.6	169.3

	Percentage of Net Sales*
Net sales from products	58.8%	57.4%
Net sales from services	41.2%	42.6%
Net sales	100.0%	100.0%
Costs of products sales	46.2%	45.9%
Costs of services sales	62.7%	63.8%
Costs of sales	53.0%	53.6%
Gross margin	47.0%	46.4%
Selling, general and administrative expenses	18.0%	17.2%
Research and development expenditures	9.3%	9.3%
Other charges	2.4%	(0.2)%
Intangibles amortization	2.8%	2.5%
Operating earnings	14.5%	17.7%
Other income (expense):
Interest expense, net	(3.2)%	(3.5)%
Gains on sales of investments and businesses, net	0.3%	0.1%
Other	0.9%	(0.5)%
Total other expense	(2.0)%	(3.9)%
Net earnings before income taxes	12.5%	13.8%
Income tax expense	1.8%	4.3%
Net earnings attributable to Motorola Solutions, Inc.	10.7%	9.5%
* Percentages may not add up due to rounding

GAAP-3
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	September 29, 2018	December 31, 2017
Assets
Cash and cash equivalents	$839	$1,205
Restricted cash	12	63
Total cash and cash equivalents	851	1,268
Accounts receivable, net	1,179	1,523
Contract assets	917	—
Inventories, net	367	327
Other current assets	350	832
Total current assets	3,664	3,950

Property, plant and equipment, net	892	856
Investments	176	247
Deferred income taxes	949	1,023
Goodwill	1,541	938
Intangible assets	1,297	861
Other assets	444	333
Total assets	$8,963	$8,208

Liabilities and Stockholders' Equity
Current portion of long-term debt	$337	$52
Accounts payable	456	593
Contract liabilities	1,127	—
Accrued liabilities	1,168	2,286
Total current liabilities	3,088	2,931

Long-term debt	5,095	4,419
Other liabilities	2,175	2,585

Total Motorola Solutions, Inc. stockholders’ equity (deficit)	(1,411)	(1,742)

Noncontrolling interests	16	15

Total liabilities and stockholders’ equity	$8,963	$8,208

GAAP-4
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended
	September 29, 2018	September 30, 2017
Operating
Net earnings attributable to Motorola Solutions, Inc.	$247	$212
Earnings attributable to noncontrolling interests	1	1
Net earnings	248	213
Adjustments to reconcile Net earnings to Net cash provided by operating activities:
Depreciation and amortization	89	88
Non-cash other charges	44	8
Non-U.S. pension settlement loss	—	21
Share-based compensation expense	19	16
Gains on sales of investments and businesses, net	(6)	—
Changes in assets and liabilities, net of effects of acquisitions, dispositions, and foreign currency translation adjustments:
Accounts receivable, contract assets and contract liabilities	(20)	(152)
Inventories	24	29
Other current assets	(180)	(129)
Accounts payable and accrued liabilities	170	152
Other assets and liabilities	(38)	(12)
Deferred income taxes	(12)	36
Net cash provided by operating activities	338	270
Investing
Acquisitions and investments, net	(5)	(243)
Proceeds from sales of investments and businesses, net	11	102
Capital expenditures	(46)	(85)
Net cash used for investing activities	(40)	(226)
Financing
Repayment of debt	(215)	(9)
Issuance of common stock	80	33
Purchases of common stock	—	(100)
Payments of dividends	(84)	(76)
Settlement of conversion premium on convertible debt	(169)	—
Net cash used for financing activities	(388)	(152)
Effect of exchange rate changes on cash and cash equivalents	—	20
Net decrease in cash and cash equivalents	(90)	(88)
Cash and cash equivalents, beginning of period	941	805
Cash and cash equivalents, end of period	$851	$717

Financial Ratios:
Free cash flow*	$292	$185

*Free cash flow = Net cash provided by operating activities - Capital Expenditures

GAAP-5
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)

	Nine Months Ended
	September 29, 2018	September 30, 2017
Operating
Net earnings attributable to Motorola Solutions, Inc.	$544	$420
Earnings attributable to noncontrolling interests	2	2
Net earnings	546	422
Adjustments to reconcile Net earnings to Net cash provided by operating activities:
Depreciation and amortization	267	254
Non-cash other charges	50	29
Non-U.S. pension settlement loss	—	46
Share-based compensation expense	53	49
Gains on sales of investments and businesses, net	(16)	(3)
Changes in assets and liabilities, net of effects of acquisitions, dispositions, and foreign currency translation adjustments:
Accounts receivable, contract assets and contract liabilities	186	81
Inventories	61	(83)
Other current assets	(137)	(142)
Accounts payable and accrued liabilities	(170)	(178)
Other assets and liabilities	(596)	11
Deferred income taxes	19	99
Net cash provided by operating activities	263	585
Investing
Acquisitions and investments, net	(1,158)	(383)
Proceeds from sales of investments and businesses, net	90	174
Capital expenditures	(128)	(206)
Net cash used for investing activities	(1,196)	(415)
Financing
Repayment of debt	(412)	(15)
Net proceeds from issuance of debt	1,295	—
Proceeds from financing through capital leases	—	7
Issuance of common stock	139	61
Purchases of common stock	(66)	(358)
Payments of dividends	(252)	(230)
Payments of dividend to non-controlling interest	(1)	(2)
Settlement of conversion premium on convertible debt	(169)	—
Net cash provided by (used for) financing activities	534	(537)
Effect of exchange rate changes on cash and cash equivalents	(18)	54
Net decrease in cash and cash equivalents	(417)	(313)
Cash and cash equivalents, beginning of period	1,268	1,030
Cash and cash equivalents, end of period	$851	$717

Financial Ratios:
Free cash flow*	$135	$379

*Free cash flow = Net cash provided by operating activities - Capital Expenditures

GAAP-6
Motorola Solutions, Inc. and Subsidiaries
Segment Information
(In millions)

Net Sales
	Three Months Ended
	September 29, 2018	September 30, 2017	% Change
Products and systems integration	$1,288	$1,174	10%
Services and software	574	471	22%
Total Motorola Solutions	$1,862	$1,645	13%

	Nine Months Ended

	September 29, 2018	September 30, 2017	% Change
Products and systems integration	$3,429	$3,076	11%
Services and software	1,660	1,347	23%
Total Motorola Solutions	$5,089	$4,423	15%

Operating Earnings
	Three Months Ended
	September 29, 2018	September 30, 2017	% Change
Products and systems integration	$183	$266	(31)%
Services and software	111	81	37%
Total Motorola Solutions	$294	$347	(15)%

	Nine Months Ended

	September 29, 2018	September 30, 2017	% Change
Products and systems integration	$449	$553	(19)%
Services and software	290	228	27%
Total Motorola Solutions	$739	$781	(5)%

Operating Earnings %
	Three Months Ended
	September 29, 2018	September 30, 2017
Products and systems integration	14.2%	22.7%
Services and software	19.3%	17.2%
Total Motorola Solutions	15.8%	21.1%

	Nine Months Ended

	September 29, 2018	September 30, 2017
Products and systems integration	13.1%	18.0%
Services and software	17.5%	16.9%
Total Motorola Solutions	14.5%	17.7%

Non-GAAP-1
Motorola Solutions, Inc. and Subsidiaries
Non-GAAP Adjustments (Intangibles Amortization Expenses, Share-Based Compensation Expense, and Highlighted Items)

Q1 2018
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Share-based compensation expense	Cost of sales, SG&A and R&D	$17	$4	$13	$0.08
Reorganization of business charges	Cost of sales and Other charges	13	3	10	0.06
Intangibles amortization expense	Intangibles amortization	41	8	33	0.19
Loss on legal settlements	Other charges	1	—	1	0.01
Loss on derivative instruments related to Avigilon purchase	Other expense	14	4	10	0.06
Release of FIN 48 reserve	Income tax expense	—	1	(1)	(0.01)
Sale of investments	(Gain) or Loss on Sales of Investments and Businesses, net	(11)	(3)	(8)	(0.05)
Acquisition-related transaction fees	Other charges	17	5	12	0.07
Total impact on Net earnings		$92	$22	$70	$0.41

Q2 2018
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Share-based compensation expense	Cost of sales, SG&A and R&D	$17	$4	$13	$0.08
Reorganization of business charges	Cost of sales and Other charges	25	6	19	0.10
Intangibles amortization expense	Intangibles amortization	53	12	41	0.23
Avigilon purchase accounting adjustment	Cost of sales	10	3	7	0.04
Sale of investments	(Gain) or Loss on Sales of Investments and Businesses, net	1	—	1	0.01
Loss on foreign currency related to Avigilon purchase	Other expense	1	—	1	0.01
FIN 48 reserve	Income tax expense	—	(1)	1	0.01
State audit settlement	Income tax expense	—	12	(12)	(0.07)
Total impact on Net earnings		$107	$36	$71	$0.41

Q3 2018
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Share-based compensation expense	Cost of sales, SG&A and R&D	$19	$5	$14	$0.08
Reorganization of business charges	Cost of sales and Other charges	25	6	19	0.11
Intangibles amortization expense	Intangibles amortization	46	10	36	0.21
Avigilon purchase accounting adjustment	Cost of sales	9	2	7	0.04
Gain from the extinguishment of convertible debt	Other income	(6)	—	(6)	(0.03)
Fair value adjustments to equity investments	Other income	(7)	(2)	(5)	(0.03)
Loss on legal settlement	Other charges	2	1	1	0.01
Environmental reserve expense	Other charges	57	14	43	0.25
Sale of investments	(Gain) or Loss on Sales of Investments and Businesses, net	(6)	(1)	(5)	(0.03)
Return-to-provision adjustments as related to federal tax reform	Income tax expense	—	16	(16)	(0.10)
Total impact on Net earnings		$139	$51	$88	$0.51

Non-GAAP-2
Motorola Solutions, Inc. and Subsidiaries
Non-GAAP Segment Information
(In millions)

Net Sales
	Three Months Ended
	September 29, 2018	September 30, 2017	% Change
Products and systems integration	$1,288	$1,174	10%
Services and software	574	471	22%
Total Motorola Solutions	$1,862	$1,645	13%

	Nine Months Ended

	September 29, 2018	September 30, 2017	% Change
Products and systems integration	$3,429	$3,076	11%
Services and software	1,660	1,347	23%
Total Motorola Solutions	$5,089	$4,423	15%

Non-GAAP Operating Earnings
	Three Months Ended
	September 29, 2018	September 30, 2017	% Change
Products and systems integration	$276	$285	(3)%
Services and software	176	127	39%
Total Motorola Solutions	$452	$412	10%

	Nine Months Ended

	September 29, 2018	September 30, 2017	% Change
Products and systems integration	$627	$591	6%
Services and software	463	349	33%
Total Motorola Solutions	$1,090	$940	16%

Non-GAAP Operating Earnings %
	Three Months Ended
	September 29, 2018	September 30, 2017
Products and systems integration	21.4%	24.3%
Services and software	30.7%	27.0%
Total Motorola Solutions	24.3%	25.0%

	Nine Months Ended

	September 29, 2018	September 30, 2017
Products and systems integration	18.3%	19.2%
Services and software	27.9%	25.9%
Total Motorola Solutions	21.4%	21.3%

Non-GAAP-3
Motorola Solutions, Inc. and Subsidiaries
Operating Earnings after Non-GAAP Adjustments

Q1 2018
	TOTAL	Products and Systems Integration	Services and Software
Net sales	$1,468	$952	$516
Operating earnings ("OE")	$171	$90	$81

Above-OE non-GAAP adjustments:
Share-based compensation expense	17	12	5
Reorganization of business charges	13	9	4
Intangibles amortization expense	41	1	40
Acquisition-related transaction fees	17	12	5
Loss on legal settlements	1	1	—
Total above-OE non-GAAP adjustments	89	35	54
Operating earnings after non-GAAP adjustments	$260	$125	$135

Operating earnings as a percentage of net sales - GAAP	11.6%	9.5%	15.7%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	17.7%	13.1%	26.2%

Q2 2018
	TOTAL	Products and Systems Integration	Services and Software
Net sales	$1,760	$1,189	$571
Operating earnings ("OE")	$273	$175	$98

Above-OE non-GAAP adjustments:
Share-based compensation expense	17	12	5
Reorganization of business charges	25	19	6
Intangibles amortization expense	53	10	43
Avigilon purchase accounting adjustment	10	10	—
Total above-OE non-GAAP adjustments	105	51	54
Operating earnings after non-GAAP adjustments	$378	$226	$152

Operating earnings as a percentage of net sales - GAAP	15.5%	14.7%	17.2%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	21.5%	19.0%	26.6%

Q3 2018
	TOTAL	Products and Systems Integration	Services and Software
Net sales	$1,862	$1,288	$574
Operating earnings ("OE")	$294	$183	$111

Above-OE non-GAAP adjustments:
Share-based compensation expense	19	13	6
Reorganization of business charges	25	19	6
Intangibles amortization expense	46	11	35
Avigilon purchase accounting adjustment	9	9	—
Loss on legal settlement	2	1	1
Environmental reserve expense	57	40	17
Total above-OE non-GAAP adjustments	158	93	65
Operating earnings after non-GAAP adjustments	$452	$276	$176

Operating earnings as a percentage of net sales - GAAP	15.8%	14.2%	19.3%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	24.3%	21.4%	30.7%

Non-GAAP-4
Motorola Solutions, Inc. and Subsidiaries
Non-GAAP Organic Revenue

Total Motorola Solutions
	Three Months Ended
	September 29, 2018	September 30, 2017	% Change
Net sales	$1,862	$1,645	13%
Non-GAAP adjustments:
Acquisitions	(149)	(4)
ASC 606 impact	(19)	—
Organic revenue	1,694	1,641	3%
Less foreign exchange impact	9	—
Organic revenue in constant currency	$1,703	$1,641	4%

Total Motorola Solutions
	Nine Months Ended
	September 29, 2018	September 30, 2017	% Change
Net sales	$5,089	$4,423	15%
Non-GAAP adjustments:
Acquisitions	(356)	(9)
ASC 606 impact	(58)	—
Organic revenue	4,675	4,414	6%
Less foreign exchange impact	(56)	—
Organic revenue in constant currency	$4,619	$4,414	5%